Exhibit 3.2
AMCOL Amended and Restated By-Laws
 Adopted 8/16/95; as Amended through 2/10/09

AMCOL INTERNATIONAL CORPORATION

BY-LAWS

ARTICLE I

OFFICES

Section 1.                      Principal Offices. The principal office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.                      Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.                      Place of Meetings. Meetings of the stockholders for whatever purpose shall be held at such place, either within or without the State of Delaware, and at such time as may be fixed from time to time by the Board of Directors.

Section 2.                      Annual Meetings. Annual meetings of stockholders shall be held on such date and at such time and place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

Section 3.                      Notice of Annual Meeting. Written notice of the annual meeting shall be given to each stockholder entitled to vote thereat not fewer than ten days or more than sixty days before the date fixed for the meeting.

Section 4.                      Special Meetings of Stockholders. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Board of Directors or by the Chairman of the Board, and shall be called by the Chairman or the Chief Executive Officer at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 5.                      Notice of Special Meetings. Written notice of a special meeting of stockholders, stating the time, place and object thereof, shall be given to each stockholder entitled to vote thereat, not fewer than ten or more than sixty days before the date fixed for the meeting.

Section 6.                      Business which may be Transacted. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 7.                      Notice of Stockholder Business Nominations.

(A)           Annual Meeting of Stockholders.

(1)           Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.

(2)           For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(3)           Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(B)           Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

(C)           General. (1) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

(2)           For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)           Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

Section 8.                      Inspectors of Elections: Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

Section 9.                      Record Date for Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolutions fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or to any officer of agent of the Corporation having custody of the book in which proceedings of meeting of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 10.                                Inspectors of Written Consent. In the event of the delivery, in the manner provided by Section 9, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Section 9 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 11.                                Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, the certificate of incorporation or these by-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 12.                                Powers of the Stockholders. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, the certificate of incorporation or these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Election of directors at all meetings of the Stockholders at which directors are elected shall be by ballot, and, subject to the rights of the holders of any class or series of preferred stock to elect directors under specified circumstances, a plurality of the votes cast thereat shall elect directors.

Section 13.                                Voting Rights of Stockholders. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period, and except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors which has been transferred on the books of the corporation within twenty days next preceding such election of directors.

Section 14.                                List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city, town or village where the meeting is to be held and which place shall be specified in the notice of the meeting or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.

Section 15.                                Action by Unanimous Written Consent of Stockholders Instead of by Meeting. Unless otherwise provided in the Certificate of Incorporation, whenever the vote of stockholders at a meeting is required or permitted to be taken in connection with any corporate action by any provisions of the statutes, the certificate of incorporation or these by-laws, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitles to vote thereon were present. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 16.                                Manner of Sending Notice and Effective Date. Notices to stockholders shall be sent by mail addressed to them at their respective addresses appearing on the books of the corporation. Notice shall be deemed to be given at the time the same shall be mailed.

Section 17.                                Proxy. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that, such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. All voting, excepting where otherwise required by law, the Certificate of Incorporation or the Board of Directors may be a voice vote.

Section 18.                                Chairman of meeting. The Chairman of the Board of Directors shall preside at all meetings of the stockholders. In the absence or inability to act of the chairman, the chief executive officer, the president, an executive vice president or a vice president (in that order) shall preside, and in their absence or inability to act another person designated by one of them shall preside. The secretary of the Corporation shall act as secretary of each meeting of the stockholders. In the event of his absence or inability to act, the chairman of the meeting shall appoint a person who need not be a stockholder to act as secretary of the meeting.

Section 19.                                Conduct of meetings. Meetings of the stockholders shall be conducted in a fair manner but need not be governed by any prescribed rules of order. The presiding officer's rulings on procedural matters shall be final. The presiding officer is authorized to impose reasonable time limits on the remarks of individual stockholders and may take such steps as such officer may deem necessary or appropriate to assure that the business of the meeting is conducted in a fair, orderly and prompt manner.

ARTICLE III

DIRECTORS

Section 1.                      Numbers and Manner of Election. The number of directors which shall constitute the whole Board shall be a minimum of five (5) and a maximum of fifteen (15). The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his or her successor is elected and qualified. Directors need not be stockholders. No decrease in the number of Directors shall shorten the term of any incumbent director.

Section 2.                      Permissible Filling of Vacancies by Board. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum, and the directors so chosen shall hold office for a term expiring at the next election of the class for which such director was elected and until his or her successor is duly elected and shall qualify.

Section 3.                      Powers of the Board. The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

Section 4.                      Compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 5.                      Honorary Directors. The Board of Directors may, from time to time, appoint such honorary directors as it shall deem appropriate. Honorary directors shall be entitled to attend meetings of the Board but shall have no power to vote and shall not be deemed to be members of the Board of Directors for quorum and other purposes under these by-laws or otherwise. Honorary directors shall receive no compensation but shall be reimbursed for their reasonable travel and living expenses incurred in attending meetings held more than fifty miles from their place of residence. Appointments shall be for a term designated by the Board of Directors subject to the right of the Board of Directors to terminate the appointment at any time in its sole discretion.

Section 6.                      Executive Committee. The Board of Directors, by resolution adopted by a majority of the number of Directors may designate two or more Directors to constitute an Executive Committee, which Committee, to the extent provided in such resolution, shall have and exercise all of the authority of the Board of Directors in the management of the corporation between meetings of the Board of Directors, except as otherwise required by law. Vacancies in the membership of the Committee may be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

Section 7.                      Other Committees. The Board of Directors by resolution adopted by a majority of a number of Directors may designate two or more Directors to constitute an additional Committee or Committees, which Committee or Committees, to the extent provided in such resolution, shall make recommendations to the Board of Directors as to all matters within the scope of their respective Committee. Vacancies in the membership of a Committee may be filled by the Board of Directors at a regular or special meeting of the Board of Directors. Such Committee or Committees shall keep regular minutes of its proceedings and report the same to the Board when required.

Section 8.                      General. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in subsection (a) of Section 151 of the General Corporation Law of the State of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption; dissolution; any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the number of shares of any series), and if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide, such committee shall have the power and authority to adopt an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all the Corporation's property and assets, recommending to the stockholders a dissolution, removing or indemnifying directors or amending these by-laws; and, unless a resolution of the Board of Directors so provided, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership or merger pursuant to Section 253 of the General Corporation Law of the State of Delaware.

Section 9.                      Meetings. Each committee shall keep regular minutes of its meetings and shall file such minutes and all written consents executed by its members with the secretary of the Corporation. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee. Members of any committee of the Board of Directors may participate in any meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating may hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

ARTICLE IV

MEETINGS OF THE BOARD OF DIRECTORS

Section 1.                      Place of Meetings. The Board of Directors of the corporation may hold meetings, both regular and special either within or without the State of Delaware.

Section 2.                      Annual Meetings. The annual meeting of the Board of Directors shall be held, at such time and place, as shall be fixed by order of the Chairman of the Board of the corporation. At such meeting the directors shall elect officers of the corporation to serve until the next annual meeting of the Board and until their respective successors are elected and qualified, and any other business may be transacted at this meeting which falls within the scope of the powers of the Board. The annual meeting of the Board of Directors shall be a regular meeting. Ten days notice of the annual meeting shall be sent to each director by mail.

Section 3.                      Other Regular Meetings. The Board of Directors may by resolution, which it may from time to time alter or rescind at its discretion, establish other regular meetings, to be held at such times and places and upon such notice (or without notice) as it shall determine.

Section 4.                      Special Meetings. Special meetings of the Board may be called by resolution of the Board at a prior meeting, or by the Chairman of the Board or Chief Executive officer, on three days notice to each director personally, or sent by mail or by telegram or facsimile; special meetings shall be called by the Chairman of the Board or the secretary on like notice, on request of three directors, provided that such request shall state what matters the signers wish to have considered at the meeting. At all special meetings of the Board, if the notice states that any matters properly presented will be considered, the directors may take any action within the scope of their powers, and it shall not be necessary that any matters which are to be considered be specified in the notice unless required by statute, by the certificate of incorporation, or elsewhere by these by-laws.

Section 5.                      Manner of Giving Notice to Directors and Effective Date. In the case of all notices of meetings of the Board of Directors, other than those given personally, the same shall be sent to the directors at their respective addresses appearing on the books of the corporation at least seventy-two hours in advance of the meeting. Notice sent by mail shall be deemed to be given at the time when the same shall be mailed, and if sent by wire, at the time the telegram is delivered to the telegraph company and if sent by facsimile when transmitted.

Section 6.                      Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein shall be deemed equivalent thereto.

Section 7.                      Quorum. At all meetings of the Board a majority of the directors then in office (but not less than three directors), shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8.                      Action by Unanimous Written Consent of Directors Instead of by Meeting. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee designated by the Board of Directors may be taken without a meeting, if a written consent thereto is signed by all members of the Board or such committee, and such written consent is filed with the minutes of proceedings of the Board or such committee.

Section 9.                      Telephonic meetings. Members of the Board of Directors may participate in any meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

ARTICLE V

OFFICERS

Section 1.                      Specified Officers. The officers of the corporation shall be a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a President, one or more Executive Vice Presidents, such number of other Vice Presidents as the Board shall from time to time determine, a Chief Financial Officer, a Secretary, a Treasurer, such number of Assistant Secretaries and Assistant Treasurers as the Board shall from time to time determine and such other officers as the Board shall from time to time determine. One person may hold and perform the duties of any lawful number of said offices. The same person may not execute any document or instrument on behalf of the corporation in more than one capacity. Failure to elect any specified officer in any year shall not be deemed to be an amendment to these by-laws, but shall be a conclusive presumption that the office was deliberately left vacant.

Section 2.                      Election. All officers of the corporation shall be elected by the Board of Directors. The Board at its annual meeting shall elect a Chairman of the Board of Directors and a Chief Executive Officer from among the directors, and shall elect the other officers specified in Section 1 hereof, none of whom need be members of the Board; provided that vacancies occurring in any of said offices between annual meetings of the Board or any additional offices created between such annual meetings, may be filled by the Board at any meeting held between such annual meetings.

Section 3.                      Removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors then in office. Any such removal shall be without prejudice to the contractual rights of such officer or agent, if any, with the Corporation, but the election of an officer or agent shall not of itself create any contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors.

Section 4.                      Term of Office. The officers of the corporation shall hold office either until the annual meeting of the Board following their election or until their respective successors are elected and qualify, or for a lesser term as may be specified by the Board of Directors, subject to the power of removal specified in Section 4 hereto.

Section 5.                      Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and the Board of Directors of the corporation. The Chairman of the Board shall designate another director to preside in his absence. In the event of the absence of the Chairman of the Board without the designation of a director to preside, the Chief Executive Officer shall preside. The Chairman may sign and execute in the name of the corporation all authorized contracts, bonds, mortgages, or other authorized corporate obligations or instruments, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 6.                      Chief Executive Officer. The Chief Executive Officer shall have general charge, control, direction and supervision over the business and affairs of the corporation, subject to the control and direction of the Board of Directors and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 7.                      The President. The President shall have such duties and exercise such powers as the Board of Directors may from time to time prescribe under the direction of the Chief Executive officer and subject to the control of the Board of Directors. He may sign and execute in the name of the corporation all authorized contracts, bonds, mortgages or other authorized corporate obligations or instruments, and may with the Secretary or an Assistant Secretary sign all certificates of the capital stock of the corporation.

Section 8.                      Chief Operating Officer.  The Chief Operating Officer shall have general charge, control, direction and supervision over the day-to-day operations of the corporation, under the direction of the Chief Executive Officer, subject to the control of the Board of Directors and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 9.                      Chief Financial Officer. The Chief Financial Officer shall be responsible for the financial affairs of the corporation, under the direction of the Chief Executive Officer and subject to the control of the Board of Directors and shall render to the Chief Executive Officer and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of the financial condition of the corporation. He shall also perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 10.                                Executive Vice President. The Executive Vice President (or, if there shall be more than one, the Executive Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in order of their election) shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Chief Executive officer or the Board of Directors may from time to time prescribe.

Section 11.                                Vice Presidents. The Vice Presidents in the order of their election unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Chief Executive Officer, the President, the Chief Operating Officer, or any Executive Vice Presidents, perform the duties and exercise the powers of the President, and shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

Section 12.                                The Secretary. The Secretary shall when practicable attend all meetings of the Board of Directors and all meetings of the stockholders, and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and notice of all meetings of the Board of Directors, where required by the by-laws or by resolution or order of the Board. He shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive officer of the corporation. He shall keep in safe custody the seal of the corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary.

Section 13.                                The Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order of their election, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 14.                                The Treasurer.

(a)           The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall cause to be deposited all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

(b)           He shall disburse or cause to be disbursed, the funds of the corporation as may be ordered by the Board of Directors by general resolution or otherwise, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer.

(c)           If required by the Board of Directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind, in his possession or under his control, belonging to the corporation.

Section 15.                                The Assistant Treasurers. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order of their election unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 16.                                Other officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 17.                                Duties of officers.  Powers of attorney; proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President or any Vice President and any such officer may in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at a meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may by resolution, from time to time confer like powers upon any other person or persons.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1.                      Stock Certificates. Every holder of stock in a corporation shall be entitled to have a certificate signed by, or in the name of the corporation, by the Chairman of the Board of Directors, the Chief Executive Officer or the President or an Executive Vice President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of such corporation certifying the number of shares owned by him in such corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 2.                      Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require, and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 3.                      Transfer of Stock.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed, or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its book.

Section 4.                      Fixing of Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.                      Registered Stockholders. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof except as otherwise provided by the laws of Delaware.

ARTICLE VII

GENERAL PROVISIONS

Section 1.                      Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2.                      Reserves. Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their absolute discretion think proper as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 3.                      Banking Accounts. The Board of Directors may from time to time by resolution establish banking accounts with such banks, trust companies or other financial institutions wheresoever located, as it shall see fit, and may in its sole discretion disestablish any of such banking accounts or amend the resolutions establishing and governing the same.

Section 4.                      Checks, etc. All checks and demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate either in the resolutions pertaining to its banking accounts or otherwise.

Section 5.                      Fiscal Year. The fiscal year of the corporation shall coincide with the calendar year.

Section 6.                      Seal. The corporate seal shall                                                                have inscribed thereon the name of the corporation, the year of its organization, and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

AMENDMENTS

These by-laws or any part thereof may be altered, amended or repealed at any regular or special meeting of the stockholders or of the Board of Directors, if such proposed alteration, amendment or repeal or the substance thereof, be set forth in the notice of such meeting, together with notice that the same will be proposed for adoption.

ARTICLE IX

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 1.                      Third Party Claims.  The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to an employee benefit plan), whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, against expenses (including attorneys’ fees), judgments, fines (including ERISA excise taxes or penalties) and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2.                      Derivative Claims.  The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to an employee benefit plan), whether the basis of such action or suit is alleged action in an official capacity as a director, officer, employee, agent or trustee, or in any other capacity while serving as a director, officer, employee, agent or trustee, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3.                      Successful Defenses.  To the extent that a person who is or was a director, officer, employee or agent of the corporation, or a director, officer, employee, agent or trustee of any other corporation, partnership, joint venture, trust or other enterprise (including service with respect to an employee benefit plan) with which he is or was serving at the request of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 4.                      Determination of Indemnification Rights.  Any indemnification under Sections 1 or 2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, agent or trustee is proper in the circumstances because he has met the applicable standard of conduct set forth in said Section 1 or 2. Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

Section 5.                      Advancement of Expenses

(A)           Non-Officer Employees, Agents and Trustees.  Expenses incurred by a non-officer employee, agent or trustee in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding (such advancement hereinafter an “advancement of expenses”) upon receipt of an undertaking by or on behalf of the non-officer employee, agent or trustee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation pursuant to this Article IX (hereinafter an “undertaking”).

(B)           Directors and Officers.  In addition to the right to indemnification conferred by these by-laws or by the corporation’s certificate of incorporation, each person who was or is a party or is threatened to be made a party to any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or is or was a director or officer of the corporation and is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to an employee benefit plan) (such director or officer hereinafter a “Mandatory Advancee”), whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director or officer of the corporation or in any other capacity while serving as a director or officer, shall have the right to an advancement of expenses; provided, however, that, if the Delaware General Corporation Law or the corporation’s certificate of incorporation requires, an advancement of expenses incurred by a Mandatory Advancee shall be made only upon delivery to the corporation of an undertaking. Except as provided in Section 6 hereof with respect to proceedings to enforce the rights to advancement of expenses provided in this Section 5, the corporation shall make an advancement of expenses to any such Mandatory Advancee in connection with an action, suit or proceeding (or part thereof) initiated by such Mandatory Advancee only if such action, suit or proceeding (or part thereof) was authorized by the Board.

Section 6.                      Right of Mandatory Advancee to Bring Suit.  If a claim under Section 5(B) of this Article IX is not paid in full by the corporation within twenty (20) days after a written claim has been received by the corporation, the Mandatory Advancee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Mandatory Advancee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In any suit brought by the Mandatory Advancee to enforce a right to an advancement of expenses, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Mandatory Advancee is not entitled to be indemnified (in the case of a suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking), or to such advancement of expenses (in the case of a suit by a Mandatory Advancee to enforce a right to an advancement of expenses) shall be on the corporation.  Neither the failure of the corporation (including by its directors who are not parties to the action at issue, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of a suit by the Mandatory Advancee to enforce a right to advancement of expenses that an advancement of expenses is proper in the circumstances, nor an actual determination by the corporation (including by its directors who are not parties to the action at issue, a committee of such directors, independent legal counsel, or its stockholders) that the Mandatory Advancee is not so entitled, shall create a presumption that the Mandatory Advancee is not entitled to an advancement of expenses.  Neither the failure of the corporation (including by its directors who are not parties to the action at issue, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of a suit by the corporation to recover an advancement of expenses, that indemnification of the Mandatory Advancee is proper in the circumstances, including a failure to have made a determination that the Mandatory Advancee is entitled to indemnification because the Mandatory Advancee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including by its directors who are not parties to the action at issue, a committee of such directors, independent legal counsel, or its stockholders) that the Mandatory Advancee is not entitled to indemnification, including a determination that the Mandatory Advancee is not entitled to indemnification because the Mandatory Advancee has not met the applicable standard of conduct for indemnification, shall create a presumption that the corporation is entitled to recover an advancement of expenses, including a presumption that the corporation is so entitled because the Mandatory Advancee has not met the applicable standard of conduct for indemnification.

Section 7.                      Non-Exclusive Rights.  The indemnification and advancement of expenses provided by, or granted pursuant to the other sections of this Article IX, shall not be deemed exclusive of any other rights to which any person may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, agent or trustee and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.                      Insurance.  The corporation may purchase and maintain insurance (and pay the entire premium therefor) on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to an employee benefit plan) against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article or of Section 145 of the General Corporation Law of the State of Delaware.

Section 9.                      Definition.  For the purposes of this Article IX references to “the corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to an employee benefit plan) shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

Section 10.                                Severability.  The invalidity or unenforceability of any provision of this Article IX shall not affect the validity or enforceability of the remaining provisions of this Article IX.

Section 11.                                Nature of Rights.  The rights conferred upon directors and officers in this Article IX and in Article TWELFTH of the corporation’s certificate of incorporation shall be contract rights and such rights shall continue as to a director or officer who has ceased to be a director or officer and shall inure to the benefit of such person’s heirs, executors and administrators.  Any amendment, alteration or repeal of this Article IX or Article TWELFTH of the corporation’s certificate of incorporation that adversely affects any right of a director or officer or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal. [Amended 2/10/09]